UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

ELLIE MAE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35140	94-3288780
(Commission File Number)	(IRS Employer Identification Number)

4155 Hopyard Road, Suite 200

Pleasanton, California 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2012, Ellie Mae, Inc. (the “Company”) and certain directors and executive officers of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering, issuance and sale of 3,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), by the Company and 101,638 Shares by the Selling Stockholders pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-181980) at a public offering price of $17.00 per share. The Company also granted the Underwriters an option to purchase up to an additional 465,245 Shares to cover any over-allotments, which the Underwriters have exercised in full. The Company expects the net proceeds from the sale of the Shares offered by the Company to be approximately $48.1 million, after deducting underwriting discounts and commissions and estimated offering expenses, or $55.7 million after taking into account the Underwriters’ exercise of their over-allotment option. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include the acquisition of, or investment in, technologies, solutions or businesses that complement the Company’s business. The Company will not receive any proceeds from the sale of Shares offered by the Selling Stockholders. The Shares were delivered on July 3, 2012.

The Underwriting Agreement contains customary representations, warranties, agreements and conditions to closing, as well as indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Latham & Watkins LLP relating to the validity of the Shares sold by the Company is attached as Exhibit 5.1 hereto. A copy of the opinion of Richards Layton & Finger, P.A. relating to the validity of the Shares sold by the Selling Stockholders is attached as Exhibit 5.2 hereto.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 8.01	Other Events.

On June 27, 2012, the Company issued a press release announcing the pricing of the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 3, 2012, the Company issued a press release announcing the closing of the underwritten public offering and the Underwriters’ exercise of their over-allotment option as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting agreement, dated June 27, 2012.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

99.1	Press release dated June 27, 2012.

99.2	Press release dated July 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2012	ELLIE MAE, INC.

	By:	/s/ Edgar A. Luce
	Name:	Edgar A. Luce
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting agreement, dated June 27, 2012.

5.1	Opinion of Latham & Watkins LLP.

5.2	Opinion of Richards, Layton & Finger, P.A.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

99.1	Press release dated June 27, 2012.

99.2	Press release dated July 3, 2012.